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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


          Date of Report (date of earliest event reported): May 22,2000

                            DAUGHERTY RESOURCES, INC.
             (Exact Name of Registrant as Specified in Its Charter)


                      PROVINCE OF BRITISH COLUMBIA, CANADA
                 (State or Other Jurisdiction of Incorporation)


         0-12185                                       NOT APPLICABLE
  (Commission File No.)                     (I.R.S. Employer Identification No.)




                         120 PROSPEROUS PLACE, SUITE 201
                         LEXINGTON, KENTUCKY 40509-1844
                    (Address of Principal Executive Offices)

                                 (859) 263-3948
              (Registrant's Telephone Number, Including Area Code)

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ITEM 5.  OTHER EVENTS.

         On November 3, 1997, pursuant to a Letter Agreement (the "Letter Agreement") of the same date, the Company executed an Option Agreement that granted Environmental Energy, Inc., subject to earning the options by participating in oil and gas drilling ventures pursuant to the terms and conditions of the Letter Agreement, the option to purchase up to 1,200,000 shares of the Company's Common Stock. On October 21, 1999, pursuant to the Option Agreement and the Letter Agreement, the Company delivered an Option Certificate dated August 20, 1999, to Environmental Energy, Inc. granting it options to purchase 1,120,000 shares of the Company's Common Stock at an initial exercise price of One Dollar (US $1.00) per share.

         The Company is submitting the Option Agreement and underlying Option Certificate to it's shareholders for ratification, affirmation and approval at Company's Annual Meeting to be held June 29, 2000 at 625 Howe Street, Suite 700, Vancouver, British Columbia, Canada, at 10:00 a.m., Vancouver, British Columbia time, and has included the submission for ratification, affirmation and approval in the Company's Proxy Statement and Proxy being sent to all shareholders on June 2, 2000.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      EXHIBITS.
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                  20.      (a). Option Agreement dated November 3, 1997
                           (b). Option Certificate dated August 20, 1999.
                  24.      Powers of Attorney

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        DAUGHERTY RESOURCES, INC.



Date: May 22, 2000                      By  /s/ William S. Daugherty
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                                        William S. Daugherty,
                                        Chairman of the Board and President







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